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                                                                  Exhibit 23.3


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-4 filed by Noble Drilling Corporation of our report dated March 4, 1994, with respect to the consolidated balance sheets of Triton Engineering Services Company and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1993, which report appears in the Form 8-K of Noble Drilling Corporation dated June 30, 1994.


/s/  KPMG Peat Marwick


Houston, Texas
July 8, 1994